EXHIBIT 99.(a)(5)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

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     If you previously elected to reject Geoworks Corporation's offer to exchange options, and you would like to change your election and accept this offer, you must sign this Notice and execute a new Election Form and return both documents to Barbara Snethen, Laura Atwell or Clare Wafford before 5 p.m., Pacific Standard Time, on December 5, 2001, unless the offer is extended. If you have questions, please ask Steve Mitchell at (510) 814-5768.

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To Geoworks Corporation:

     I previously received a copy of the Offer to Exchange (dated November 5, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject Geoworks Corporation's offer to exchange options. I now wish to change that election and accept your offer to exchange options. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Barbara Snethen, Laura Atwell or Clare Wafford, I will be able to withdraw my rejection of the offer and accept the offer to exchange options instead. I have read, understand and agree to all of the terms and conditions of the offer to exchange options.

     I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Barbara Snethen, Laura Atwell or Clare Wafford before 5 p.m., Pacific Standard Time, on December 5, 2001, or if Geoworks Corporation extends the deadline to exchange options, before the extended expiration of the offer.

     I further understand that Geoworks Corporation will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

     I accept the offer to exchange options.



X
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         Signature

Date:  _______________, 2001

Name:
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